EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm



Integrated Healthcare Holdings, Inc.
Santa Ana, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Integrated Healthcare Holdings, Inc. 2006 Stock Incentive Plan, of our report dated July 13, 2007, relating to the consolidated financial statements and schedule of Integrated Healthcare Holdings, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2007.


                                               /s/ BDO Seidman, LLP
                                               ---------------------------------
Santa Ana, California
July 13, 2007